Exhibit 99.1

NEWS RELEASE

Enbridge Announces Offer by Spectra Energy Capital, LLC to Purchase Debt Securities

CALGARY, ALBERTA–February 28, 2018 - Enbridge Inc. (TSX:ENB)(NYSE:ENB) (Enbridge or the Company), announced today the commencement of an any and all cash tender offer by its wholly-owned subsidiary, Spectra Energy Capital, LLC (Spectra Capital), for certain debt securities of Spectra Capital (the Tender Offer). The Tender Offer consists of offers to purchase for cash the 6.75% senior unsecured notes due 2032 and the 7.50% senior unsecured notes due 2038 issued by Spectra Capital (collectively the Notes).

The Tender Offer is summarized in the table below and is being made pursuant to an Offer to Purchase dated February 28, 2018 (the Offer to Purchase), which sets forth a more detailed description of the Tender Offer and can be accessed at the link below.

Any and All of the US$279,484,000 in Principal Amount of the Outstanding Securities Listed Below:

Security (CUSIP No.)	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
6.75% senior unsecured notes due 2032 (26439RAK2)	US$166,975,000	2.75% UST due 11/15/2047	FIT1	+125 bps
7.50% senior unsecured notes due 2038 (84755TAC1)	US$112,509,000	2.75% UST due 11/15/2047	FIT1	+170 bps

The Tender Offer will expire at 5:00 p.m. New York City time on March 6, 2018, unless extended or earlier terminated (the Expiration Date). Holders of the Notes must validly tender and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the Total Consideration (as defined below) for such Notes.

The applicable consideration (the Total Consideration) payable for each US$1,000 principal amount of Notes of each series validly tendered and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Note (the Fixed Spread) specified in the table above plus the applicable yield to maturity based on the bidside price of the applicable U.S. Treasury Notes specified in the applicable table above, calculated as of 11:00 a.m. New York City time on March 6, 2018 unless extended or terminated earlier. In addition to the Total Consideration, Spectra Capital will also pay accrued and unpaid interest on Notes purchased up to, but not including, the settlement date. The settlement date for the Tender Offer is expected to be promptly after the expiration of the Tender Offer, and is expected to be March 9, 2018.

The Notes may be validly withdrawn at any time prior to or at 5:00 p.m. New York City time on March 6, 2018, unless such date and time is extended or earlier terminated by Spectra Capital, but not thereafter.

The obligation of Spectra Capital to accept for purchase and to pay the Total Consideration and the accrued and unpaid interest on Notes purchased pursuant to the Tender Offer is not subject to any minimum tender condition, but is subject to satisfaction or waiver of certain other conditions described in the Offer to Purchase.

Spectra Capital has retained J.P. Morgan Securities LLC to serve as the dealer manager for the Tender Offer. D.F. King & Co., Inc. has been retained to serve as the information agent and the depositary for the Tender Offer.

Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.

Questions regarding the Tender Offer may be directed to: J.P. Morgan Securities LLC at 866-834-4666 (toll free) or 212-834-3424. The Offer to Purchase and the notice of guaranteed delivery being provided in connection with the Notes may be accessed at the following link: http://www.dfking.com/spectra or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (877) 783-5524 (bankers and brokers can call collect at 212-269-5550).

On February 22, 2018, Spectra Capital delivered notice to holders of its 5.65% senior unsecured notes due 2020, of which approximately US$163 million in principal is outstanding, and its 3.30% senior unsecured notes due 2023, of which approximately US$498 million in principal is outstanding, that it intends to redeem such series of notes in full.  Spectra Capital expects to complete such redemptions on or about March 27, 2018. Spectra Capital’s two other remaining series of notes are due in April and July of 2018 and Spectra Capital intends to repay the approximately US$390 million in principal that is outstanding on such notes upon maturity. Enbridge’s intention remains to not issue any further public securities from Spectra Capital. In addition, financial statements for Spectra Energy Corp, the guarantor of the Notes, will not be published or available to holders of the Notes.

This news release shall not be construed as an offer to purchase or sell or a solicitation of an offer to purchase or sell any of the Notes or any other securities. Spectra Capital, subject to applicable law, may amend, extend or terminate the Tender Offer and may postpone the acceptance for purchase of, and payment for, the Notes so tendered. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Spectra Capital, Enbridge, the dealer manager, the information agent or the depositary makes any recommendations as to whether holders of the Notes should tender their Notes pursuant to the Tender Offer.

Forward-Looking Statements Forward-looking information, or forward-looking statements, has been included in this news release to provide information about the Company and its subsidiaries (including Spectra Capital). Forward-looking statements are typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this news release include, but are not limited to, the expiration and settlement date of the Tender Offer, the date up to which tendered Notes can be withdrawn, the completion of the redemption of certain notes, the repayment of certain notes upon maturity and Enbridge’s intention not to issue any further public securities from Spectra Capital.

Although the Company believes that these statements are based on information and assumptions which are current, reasonable and complete, these statements are necessarily subject to a variety of assumptions, risks and uncertainties pertaining, but not limited to, the completion of the Tender Offer; financial strength and flexibility; debt and equity market conditions; economic and competitive conditions; and exchange, inflation and interest rates. A further discussion of the risks and uncertainties facing the Company can be found in the Company’s filings with United States and Canadian securities regulators. While the Company makes these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. Except as may be required by applicable securities laws, the Company assumes no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise.

About Enbridge Inc.

Enbridge Inc. is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.8 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec and New Brunswick. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past eight years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

For more information please contact:

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Suzanne Wilton

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Jonathan Gould

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